UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015

RSP PERMIAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36264	90-1022997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3141 Hood Street, Suite 500
Dallas, Texas 75219

(Address of Principal Executive Offices)
(Zip Code)

(214) 252-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

We are filing this Current Report on Form 8-K to present certain additional disclosures relating to certain unaudited pro forma financial information related to certain completed transactions, including our initial public offering.

Item 9.01     Financial Statements and Exhibits.

(b)     Pro forma financial information.

Unaudited Pro Forma Combined Statement of Operations

Introduction	3
Unaudited pro forma combined statement of operations for the year ended December 31, 2014	5
Notes to unaudited pro forma combined statement of operations	6

RSP PERMIAN, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Introduction

RSP Permian, Inc. (the “Company”) is a Delaware corporation formed as a successor to RSP Permian, L.L.C. (“RSP”) in September 2013 to engage in the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. The following unaudited pro forma combined financial statement of the Company reflects the combined historical results of the Company on a pro forma basis to give effect to the following transactions, which are described in further detail below, as if they had occurred on January 1, 2014 for pro forma statement of operations purposes:

•                  the Corporate Reorganization;

•                  the Collins and Wallace Contributions;

•                  the ACTOIL NPI Repurchase; and

•                  the IPO.

The Corporate Reorganization.  Pursuant to the terms of a corporate reorganization (the “Corporate Reorganization”) that was completed in connection with the IPO, (i) the members of RSP contributed all of their interests in RSP to RSP Permian Holdco, L.L.C., a newly-formed entity that is wholly owned by such members, and (ii) RSP Permian Holdco, L.L.C. contributed all of its interests in RSP to the Company in exchange for approximately 28.5 million shares of the Company’s common stock, an assignment of RSP Permian, L.L.C.’s pro rata share of an escrow related to a disposition of working interests and approximately $27.7 million in cash. As a result of the Corporate Reorganization, RSP became a wholly owned subsidiary of the Company.

The Collins and Wallace Contributions.  In connection with the IPO, Ted Collins, Jr., Wallace Family Partnership, LP (“Wallace LP”) and Collins & Wallace Holdings, LLC contributed to the Company certain working interests (collectively, the “Collins and Wallace Contributions”) in certain oil and natural gas properties owned by RSP. In exchange, (i) Collins received approximately 9.9 million shares of the Company’s common stock and approximately $1.6 million in cash, (ii) Wallace LP received approximately 10.0 million shares of the Company’s common stock and $0.6 million in cash, and (iii) Collins & Wallace Holdings, LLC received approximately 2.2 million shares of the Company’s common stock.

The ACTOIL NPI Repurchase.  ACTOIL, LLC (“ACTOIL”) owned a 25% net profits interest (“NPI”) in substantially all of the oil and natural gas properties owned by RSP. In connection with the IPO, ACTOIL contributed 100% of its NPI to the Company in exchange for approximately 10.8 million shares of the Company’s common stock (the “ACTOIL NPI Repurchase”).

The IPO.  The “IPO” is defined as the issuance and sale to the public of 23 million shares of the Company’s common stock in January 2014, 9.2 million of which were sold by the Company, resulting in approximately $163 million of proceeds, net of underwriting discounts, commissions and offering-related expenses.

The unaudited pro forma combined statement of operations of the Company for the year ended December 31, 2014 is based on: (i) the audited consolidated historical statement of operations of the Company for the year ended December 31, 2014, adjusted to give effect to the Corporate Reorganization, the Collins and Wallace Contributions, the ACTOIL NPI Repurchase and the IPO as if they occurred on January 1, 2014; and (ii) the historical accounting records of the Company.

The unaudited pro forma combined statement of operations for the year ended December 31, 2014 has been prepared on the basis that the Company is subject to subchapter C of the Internal Revenue Code of 1986, as amended, and as a result, is subject to U.S. federal and state income taxes at the entity level. The unaudited pro forma combined statement of operations should be read in conjunction with the notes thereto and with the audited historical consolidated financial statements and related notes of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

The pro forma data presented reflect events directly attributable to the described transactions and certain assumptions that the Company believes are reasonable. The pro forma data are not necessarily indicative of financial results that would have been attained had the described transactions occurred on the dates indicated above because they necessarily exclude various operating expenses, such as incremental general and administrative expenses associated with being a public company. The adjustments are based on currently available information and certain estimates and assumptions. Management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma statement of operations.

The unaudited pro forma combined statement of operations and related notes are presented for illustrative purposes only. Future results may vary significantly from the results reflected in the unaudited pro forma combined statement of operations and should not be relied on as an indication of the Company’s future results.

RSP PERMIAN, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

	RSP Permian, Inc.	Formation Related Adjustments	IPO Bonus and Incentive Unit Compensation	Income Tax Adjustments	Pro Forma
		(a)	(b)	(c)
	(in thousands, except per share data)
REVENUES
Oil sales	$253,371	$4,459	$—	$—	$257,830
Natural gas sales	10,572	190	—	—	10,762
NGL sales	17,982	335	—	—	18,317
Total revenues	$281,925	$4,984	$—	$—	$286,909
OPERATING EXPENSES
Lease operating expenses	34,704	694	—	—	35,398
Production and ad valorem taxes	19,758	251	—	—	20,009
Depreciation, depletion and amortization	87,844	3,633	—	—	91,477
Exploration	3,854	—	—	—	3,854
Asset retirement obligation accretion	142	9	—	—	151
Impairments	4,344	—	—	—	4,344
General and administrative expenses	38,357	—	(20,738)	—	17,619
Total operating expenses	189,003	4,587	(20,738)	—	172,852
Loss on sale of assets	13	—	—	—	13
Operating income	92,909	397	20,738	—	114,044
OTHER INCOME (EXPENSE)
Other income (expenses), net	(44)	—	—	—	(44)
Gain on derivative instruments	81,470	—	—	—	81,470
Interest expense	(14,031)	—	—	—	(14,031)
Total other expense	67,395	—	—	—	67,395
INCOME BEFORE TAXES	160,304	397	20,738	—	181,439
Income tax (expense) benefit	(157,806)	—	—	92,488	(65,318)
NET INCOME (LOSS)	$2,498	$397	$20,738	$92,488	$116,121
Net income per common share(d)
Basic and diluted					$1.55
Weighted average common shares outstanding(d)
Basic and diluted					74,297

The accompanying notes are an integral part of this unaudited pro forma combined statement of operations.

RSP PERMIAN, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

The following notes discuss the columns presented and the entries made to the unaudited pro forma combined statement of operations.

RSP Permian, Inc.  This column represents the unaudited historical statement of operations for the Company for the year ended December 31, 2014.

Pro Forma Adjustments.  We made the following adjustments in the preparation of the unaudited pro forma combined statement of operations.

(a)                                 Adjustments to reflect the revenues and expenses of certain oil and natural gas properties that were acquired via the Collins and Wallace Contributions and the ACTOIL NPI Repurchase for the 22 days prior to the completion of the Collins and Wallace Contributions and the ACTOIL NPI Repurchase.

(b)                                 Adjustments to general and administrative expense include a reduction related to non-cash incentive unit compensation and cash bonuses triggered by the IPO totaling approximately $21 million.

(c)                                  Reflects the elimination of an approximately $92 million non-recurring tax adjustment related to the Corporate Reorganization. The pro forma tax provision has been calculated at a rate based upon a federal corporate level tax rate and a state tax rate, net of federal benefit.

(d)                                 Basic and diluted earnings per share is based on 74,296,875 outstanding shares of the Company’s common stock using the two-class method.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSP PERMIAN, INC.

	By:	/s/ James E. Mutrie
James E. Mutrie
General Counsel and Vice President

Dated: March 17, 2015